EXHIBIT 99.1

Bylaw Amendment No. 3

Section 2 of Article VII of the Amended and Restated Bylaws of Inland Retail Real Estate Trust, Inc., effective December 31, 2001, as previously amended, is hereby amended and restated as follows:

SECTION 2. TRANSFER AGENTS AND REGISTRARS. The Company may serve as the transfer agent and registrar of its shares of stock, or the Board may, in its discretion, appoint one or more responsible banks or trust companies, or other entities whose primary business is the provision of stock transfer agent services, as the Board may deem advisable, from time to time to act, as transfer agents and registrars of such shares. No certificate for such shares shall be valid until signed by the transfer agent and registered by the registrar.

Effective As of: March 23, 2005